                                     TRIDENT
                                     -------
                                   GROWTH FUND
                              700 GEMINI, SUITE 100
                              HOUSTON, TEXAS 77058
                                TEL: 281.488.8484
                                FAX: 281.488.5353
                            WWW.TRIDENTGROWTHFUND.COM





                                                                    EXHIBIT 10.1

November 4, 2005
                                                         VIA FAX: (239-592-0941)
Mr. Richard A. Schmidt
Stellar Technologies, Inc.
7935 Airport Pulling Road, Suite 201
Naples, FL  34109

Dear Dick:

Reference is hereby made to that certain Loan Agreement (the "Loan Agreement") dated April 1, 2005 by and between Trident Growth Fund L.P. ("Trident") and Stellar Technologies, Inc. ("Stellar"). By executing below, Trident hereby agrees to (i) waive the event of default and all associated penalties, as a result of Stellar's failure to comply with the financial covenants contained in
Section 5.14 of the Loan Agreement and (ii) waive compliance with Section 5.14 of the Loan Agreement for a period of 180 days. Further in accordance with section 6.10 No Further Issuance of Securities of the Loan Agreement, Trident hereby consents to the issuance of securities in accordance with the terms set forth in Exhibit A hereto.

In consideration for the above, Stellar will issue to Trident 211,833 shares of restricted common stock of the Company and a warrant to purchase 250,000 shares of common stock at an exercise price of $.40 per share (in identical form as our warrant agreement dated April 1, 2005).

If the above corresponds with our agreement, please execute the acknowledgement below as evidence of our agreement.

The execution and delivery of this letter and the consummation of the transactions contemplated hereby have been duly authorized by the appropriate governing body of each party, and no other proceedings or consents on the part of either party are necessary to authorize the execution and delivery of this letter amendment and the consummation of transactions contemplated hereby.

                                             Very truly yours,

                                             TRIDENT GROWTH FUND, L.P.
                                             BY: TRIDENT MANAGEMENT, LLC
                                                 GENERAL PARTNER


                                             BY: /s/ Larry St. Martin
                                                 ------------------------------
                                                     Larry J. St. Martin,
                                                     Senior Director



Agreed and Acknowledged
this 4th day of November, 2005

Stellar Technologies, Inc.


BY: /s/ Richard A. Schmidt
    -------------------------
    Richard A. Schmidt, CEO


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                                    EXHIBIT A


Offering Size:    $6,000,000.
--------------

Offering Price:   $0.80 per unit comprised of two (2) shares of common stock and
---------------   a warrant for one additional share of common stock at a strike price of $0.60. The warrants will be vested immediately and have three year life.